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                                                                    EXHIBIT 1(a)
                                                                  EXECUTION COPY

                                PULTE HOMES, INC.

                    $150,000,000 7.375% SENIOR NOTES DUE 2046

                             UNDERWRITING AGREEMENT

                                                              New York, New York
                                                                    May 10, 2006

Wachovia Capital Markets, LLC
As Representative of the Several Underwriters

Ladies and Gentlemen:

      Pulte Homes, Inc., a corporation organized under the laws of Michigan (the "Company"), proposes to sell to the several underwriters named in Schedule II hereto (the "Underwriters"), for whom you (the "Representative") are acting as representative, $150,000,000 aggregate principal amount of its 7.375% Senior Notes due 2046 (the "Initial Securities") and to grant to the Underwriters, acting severally and not jointly, the option described in Section 2(b) hereof to purchase all or any part of an additional $22,500,000 aggregate principal amount of its 7.375% Senior Notes due 2046 (the "Option Securities") to cover over-allotments, if any. Unless the context otherwise requires, the Initial Securities to be purchased by the Underwriters on the Closing Date (as defined in Section 3) and all or any part of the Option Securities are hereinafter referred to collectively as the "Securities." The Securities are to be issued under an indenture (the "Indenture") dated as of October 24, 1995, as supplemented by the indenture supplement dated as of August 27, 1997, the indenture supplement dated as of March 20, 1998, the indenture supplement dated as of January 31, 1999, two indenture supplements each dated as of April 3, 2000, the indenture supplement dated as of February 21, 2001, the indenture supplement dated July 31, 2001, the indenture supplement dated August 6, 2001, the indenture supplement dated June 12, 2002, the indenture supplement dated February 3, 2003, the indenture supplement dated May 22, 2003, the indenture supplement dated January 16, 2004, the indenture supplement dated July 9, 2004, the indenture supplement dated February 10, 2005 and the indenture supplement to be dated May 17, 2006 between the Company, as issuer, the Company's subsidiaries listed in Schedule III hereto (collectively, the "Subsidiary Guarantors"), and J.P. Morgan Trust Company, National Association (successor-in-interest to Bank One Trust Company, National Association, which was successor-in-interest to The First National Bank of Chicago), as trustee (the "Trustee"). The Subsidiary Guarantors, jointly and severally, shall fully and unconditionally guarantee, on a senior basis, to each holder of Securities and the Trustee, the payment and performance of the Company's obligations under the Indenture and the Securities (each guarantee being referred to herein as a "Guarantee"). Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the

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Registration Statement or the issue date of the Basic Prospectus, any
Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

            1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this
Section 1.

            (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities which is effective under the Act (including any amendments thereto filed prior to the Applicable
      Time). The Company may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will file with the Commission a Final Prospectus Supplement relating to the Securities, which shall contain all information required by the Act and the rules thereunder to be included in such Final Prospectus Supplement similar in all substantive respects to the most recent Preliminary Final Prospectus and shall contain only such information as (i) may be included in the final term sheet as prepared and filed with the Commission pursuant to Section 5(a) of this Agreement and
      (ii) such specific additional information and other changes (beyond that contained in the most recent Preliminary Final Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein. The Registration Statement, at the Applicable Time (and, if any Option Securities are purchased, at the Date of Delivery), meets the requirements set forth in Rule 415(a)(1)(x).

            (b) (1) At the time of filing the Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (3) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163 and (4) at the date hereof, the Company was and is a "well-known seasoned issuer" as defined in Rule 405. The Registration Statement is an "automatic shelf registration statement," as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 "automatic shelf registration statement". The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form.

            (c) At the time of filing the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and at the date hereof, the Company was not and is not an "ineligible issuer," as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an "ineligible issuer."

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            (d) Any offer that is a written communication relating to the
      Securities made prior to the filing of the initial Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c)) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from
      Section 5(c) of the Act provided by Rule 163.

            (e) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Underwriters as described in Section 5(l), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

            (f) (i) The Registration Statement complied and will comply in all material respects on the Effective Date and on the Closing Date (and, if any Option Securities are purchased, at the Date of Delivery), and any amendment to the Registration Statement filed after the date hereof will comply in all material respects when filed with the Commission, to the requirements of the Act, the Exchange Act and the Trust Indenture Act, as applicable; (ii) the most recent Preliminary Prospectus complied, and the Final Prospectus (and any supplement thereto) will comply, in all material respects when filed with the Commission pursuant to 424(b) and on the Closing Date (and, if any Option Securities are purchased, at the Date of Delivery) to the requirements of the Act; (iii) the documents incorporated by reference in the most recent Preliminary Prospectus or the Final Prospectus complied, and any further documents to be filed and so incorporated will comply, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Act, as applicable; (iv) each Issuer Free Writing Prospectus complied or will comply in all material respects to the requirements of the Act on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act; and
      (v) on the Effective Date and on the Closing Date (and, if any Option Securities are purchased, at the Date of Delivery), the Indenture did and will comply in all material respects with the applicable requirements of the Trust Indenture Act, and upon due execution and delivery of the Supplemental Indenture, the Indenture will so comply.

            (g) On the Effective Date and at the Applicable Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date (and, if any Option Securities are purchased, at the Date of Delivery) the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; the Disclosure Package did not, or as of the Applicable Time (and, if any Option Securities are purchased, at the Date of Delivery) will not, contain any untrue

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      statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; when considered together with the Disclosure Package as of the Applicable Time (and, if any Option Securities are purchased, at the Date of Delivery), each Issuer Free Writing Prospectus (i) when considered together with the Disclosure Package as of the Applicable Time, and (ii) as of its issue date and as of the Closing Date (and, if any Option Securities are purchased, at the Date of Delivery) did not or will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date (and, if any Option Securities are purchased, at the Date of Delivery), the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement, the Final Prospectus (or any supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement, the Disclosure Package or the Final Prospectus (or any supplement thereto). If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Underwriters so that any use of the Disclosure Package may cease until it is amended or supplemented.

            (h) The documents incorporated or deemed to be incorporated by reference in the Final Prospectus at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the Exchange Act and rules and regulations of the Commission thereunder, and, when read together with the other information in the Final Prospectus, at the time each was issued and on the Closing Date (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (i) Since the respective dates as of which information is given in the Disclosure Package and the Final Prospectus, except as otherwise stated therein, (i) there has been no material adverse change or any condition or event that has resulted or could reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect"), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business,

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      which are material with respect to the Company and its subsidiaries, taken as a whole, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (j) All the issued and outstanding equity interests of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all issued and outstanding equity interests of such subsidiaries are owned by the Company either directly or through wholly-owned subsidiaries, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances of any kind. None of the outstanding shares of capital stock of the Subsidiary Guarantors was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or by-laws of such Subsidiary Guarantor or under any agreement to which the Company or such Subsidiary Guarantor is a party.

            (k) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification; except in such jurisdictions in which the failure to so qualify would not have a Material Adverse Effect or a material adverse effect on the enforceability of this Agreement, the Indenture, the Securities or any of the Guarantees.

            (l) The Company's authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus; and the Securities conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus; and, except as set forth in the Disclosure Package and the Final Prospectus, no options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

            (m) (i) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; (ii) the Company and each Subsidiary Guarantor has all requisite power and authority to execute, deliver and perform each of its obligations under the Indenture; and (iii) the Company and each of the Subsidiary Guarantors has all requisite power and authority to execute, deliver and perform each of its obligations under the Securities.

            (n) (i) This Agreement has been duly authorized, executed and delivered by the Company; (ii) the Indenture meets the requirements for qualification under the Trust Indenture Act and has been duly and validly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company, will constitute a legal, valid, binding instrument enforceable against the Company and each Subsidiary Guarantor in accordance with its terms (subject, as to the

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      enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); (iii) the Securities have been duly and validly authorized by the Company and, when executed by the Company and each Subsidiary Guarantor party thereto and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement and the Indenture, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company and each Subsidiary Guarantor in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); and (iv) the Guarantees have been duly and validly authorized, executed and delivered by the Subsidiary Guarantors, and when such Guarantees are executed and endorsed upon the Securities and delivered in accordance with the terms of the Indenture, such Guarantees will constitute valid binding obligations of the Subsidiary Guarantors entitled to the benefits of the Indenture, enforceable against the Subsidiary Guarantors in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

            (o) There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required;

            (p) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

            (q) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.

            (r) Neither the execution and delivery of the Indenture, this Agreement, the issue and sale of the Securities, the Guarantees, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will, whether with or without the giving of notice or passage of time or both, conflict with, result in a breach or violation or default or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary Guarantor pursuant to, (i) the charter or by-laws of the Company or any Subsidiary Guarantor; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, or other agreement, obligation, condition, covenant or instrument to which the Company or any Subsidiary Guarantor is a party or bound or to which its or their

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      property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Subsidiary Guarantor or any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any Subsidiary Guarantor or any of its or their properties, other than, in the case of clauses (ii) and (iii) above only, such breaches, violations, defaults, liens, charges or encumbrances which, singly or in the aggregate, would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Indenture, the issue and sale of the Securities and, in the case of the Subsidiary Guarantors, the Guarantees, and the consummation of the transactions contemplated herein and therein (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Disclosure Package and the Final Prospectus under the caption "Use of Proceeds") and compliance by each of the Company and the Subsidiary Guarantors with its obligations hereunder and thereunder will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary Guarantor pursuant to, the Agreements and Instruments, except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in a breach or violation of the provisions of the charter or bylaws of the Company or any Subsidiary Guarantor or any applicable law, statute, judgment, writ, decree, order, rule or regulation applicable to it or any of its properties, assets or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence or indebtedness (or any person acting on such holders' behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

            (s) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

            (t) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Disclosure Package and the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected consolidated financial data set forth under the caption "Selected Consolidated Financial Information" in the Final Prospectus, the Disclosure Package and Registration Statement fairly present, on the basis stated in the Final Prospectus, the Disclosure Package and the Registration Statement, the information included therein.

            (u) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i)

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      is required to be disclosed in the Disclosure Package and the Final
      Prospectus, (ii) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture, or the Securities, or the consummation of any of the transactions contemplated hereby or thereby; or (iii) could reasonably be expected to have a Material Adverse Effect. All pending legal or governmental proceedings to which the Company or any Subsidiary Guarantor is a party or of which any of their respective property assets is the subject which are not described in the Disclosure Package and the Final Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect. There are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Disclosure Package and the Final Prospectus by the Securities Act which have not been so filed.

            (v) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

            (w) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, other than, in the case of clauses (ii) and (iii) above only, such violations or defaults which, singly or in the aggregate, would not have a Material Adverse Effect.

            (x) Ernst & Young, LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

            (y) The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and by appropriate proceedings, and for which the Company and the Subsidiary Guarantors, as applicable, have provided adequate charges, accruals and reserves in accordance with generally accepted accounting principles or as would not have a Material Adverse Effect. There is no tax deficiency or actual or proposed tax assessment that has been asserted against the Company or any Subsidiary Guarantor that would have, singly or in the aggregate, a Material Adverse Effect.

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            (z) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is threatened or imminent, and the Company is not aware of any existing labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

            (aa) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

            (bb) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Final Prospectus. There is no tax deficiency or actual or proposed tax assessment that has been asserted against the Company or any Subsidiary Guarantor that would have, singly or in the aggregate, a Material Adverse Effect.

            (cc) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

            (dd) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in

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      conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (ee) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (ff) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Final Prospectus, neither the Company nor any of the subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

            (gg) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

            (hh) Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

            (ii) Other than First Heights Holding Corp., Pulte Financial Companies, Inc., Pulte Mortgage LLC (formerly Pulte Mortgage Corporation), Pulte Diversified Companies Inc. and North American Builders Indemnity Corporation, the Subsidiary Guarantors are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

            (jj) Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

            (kk) The Company and its subsidiaries have good and marketable title to all real property and other material assets (personal, tangible, intangible or mixed) described in the Disclosure Package and the Final Prospectus as owned by the Company and its subsidiaries, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as (a) are described in the Disclosure Package and the Final Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. All of the leases and subleases material to the business of the Company and its subsidiaries and under which the Company or any of its subsidiaries holds properties described in the Disclosure Package and the Final Prospectus are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease. All tangible assets and properties of the Company and each Subsidiary Guarantor are in good working order (subject to ordinary wear and tear) and are adequate for the uses to which they are being put in the ordinary course of business.

            (ll) The direct or indirect subsidiaries of the Company that are not Subsidiaries Guarantors account, in the aggregate, for less than 4.5% of the Company's consolidated total revenues. The financial information relating to the Subsidiary Guarantors contained or incorporated by reference in the Disclosure Package and the Final Prospectus (the "Subsidiary Guarantor Segment Financial Information") is based upon the books and records of the Subsidiary Guarantors; the Subsidiary Guarantor Segment Financial Information is a fair and accurate presentation in all material respects of the Subsidiary Guarantors' financial condition and operations and does not contain an untrue statement of a material fact or omit to state a material fact where omission would make the information therein misleading in any material respect; and the Subsidiary Guarantor Segment Financial Information has been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The Subsidiary Guarantor Segment Financial Information contained or incorporated by reference in the Final Prospectus complies with the financial statement reporting requirements and guidelines of Regulation S-X of the Securities Act, including, without limitation, Rule 3-10 of Regulation S-X, applicable guidance and interpretations contained in Financial Reporting Release No. 55 and Securities Act Release No. 33-7878 of the Securities Exchange Commission.

            (mm) The statistical and market-related data included in the Disclosure Package and the Final Prospectus are based on or derived from independent sources which the Company believes to be reliable in all material respects or represent the Company's good faith estimate.

            (nn) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange
      Act) that (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Company's most recent Annual Report filed with the Commission and (iii) are effective to perform the functions for which they were established. Additionally, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (C) access to assets is permitted only in accordance with management's general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (oo) The accountants and the Audit Committee of the Board of Directors of the Company have not been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls.

            (pp) Except as disclosed in the Disclosure Package and the Final Prospectus or in any document incorporated by reference therein, since December 31, 2005, there has been (i) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (ii) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

            (qq) There is and has been no failure on the part of the Company and its subsidiaries or any of the officers and directors of the Company or any of its subsidiaries, in their capacities as such, to comply in all material respects with (i) the provisions of the

      Sarbanes-Oxley Act of 2002 and the rules and regulations in connection therewith, including without limitation Section 402 related to loans,
      Section 404 related to management assessment of internal controls and Sections 302 and 906 related to certifications, and (ii) the applicable rules and regulations of the New York Stock Exchange with respect to the composition of the audit committee of the Company and related member independence standards.

      Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

            2. Purchase and Sale.

            (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in
      Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter's name in Schedule II hereto.

            (b) In addition, subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase up to $22,500,000 in aggregate principal amount of Option Securities from the Company at the same price as the purchase price to be paid by the Underwriters for the Initial Securities, plus accrued interest and additional interest, if any, from the Closing Date to the Date of Delivery. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of delivery and payment for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than five full business days after the exercise of such option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of the Option Securities then being purchased which the number of Initial Securities set forth in Schedule II opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

            3. Delivery and Payment.

            (a) Delivery of and payment for the Initial Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Initial Securities being herein called the "Closing Date").

            (b) In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the offices specified in Schedule I hereto, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

            (c) Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

            4. Offering by Underwriters.

            (a) It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

            (b) Each of the several Underwriters represents, warrants and agrees that:

                  (i) in relation to each Member State of the European Economic
            Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), it has not made and will not make an offer of the Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Securities to the public in that Relevant Member State at any time:

                        (A) to legal entities which are authorized or regulated
                  to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities:

                        (B) any legal entity which has two or more of (1) an
                  average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000, and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

                        (C) in any other circumstances which do not require the
                  publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression "an offer of the Securities to the public" in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any means implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                  (ii) it has only communicated or caused to be communicated and will communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the U.K. Financial Services and Markets Act 2000 ("FSMA") received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of FSMA does not apply to the Company or the Guarantors; and

                  (iii) it has complied with and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

            5. Agreements. The Company agrees with the several Underwriters that:

            (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement (including the Final Prospectus, the Disclosure Package or any Preliminary Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the final term sheet substantially in the form of Exhibit A attached hereto to be filed in a form approved by the Representative with the Commission pursuant to Rule 433(d) under the Act within the time period prescribed, and such final term sheet will be a Permitted Free Writing Prospectus for purposes of this Agreement. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act within the time period prescribed. The Company will promptly file with the Commission any amendment or supplement to the Registration Statement or the Final Prospectus that may, in the judgment of the Company after consultation with the Representative, be required by the Act or the Commission. The Company will promptly advise the Representative (i) when the final term sheet shall have been filed with the Commission pursuant to Rule 433(d) under the Act, (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) under the Act, (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule

      462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (v) of the issuance by the Commission of (A) any stop order or of any order preventing or suspending the use of the Final Prospectus or any Issuer Free Writing Prospectus, (B) any stop order suspending the effectiveness of the Registration Statement or of any notice preventing or objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or the institution or threatening of any proceeding for such purpose or (C) any request for the amending or supplementing of the Registration Statement, the Final Prospectus or any Issuer Free Writing Prospectus and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof, including if necessary by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective.

            (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representative of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

            (c) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

            (d) The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus, if any, and the Final Prospectus and any supplement thereto and each Issuer Free Writing Prospectus as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

            (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate, will maintain such qualifications in effect so long as required for the distribution of the

      Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representative of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and use its best efforts to obtain the withdrawal or lifting of such suspension at the earliest possible time.

            (f) The Company will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

            (g) The Company will not take and will cause its controlled affiliates (within the meaning of Rule 144 under the Act) not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (h) The Company will cooperate with the Representative and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

            (i) The Company will use the net proceeds received by it from the sale of the Securities solely in the manner specified in the Disclosure Package and the Final Prospectus under the caption "Use of Proceeds".

            (j) The Company represents and agrees that, unless it obtains the prior consent of the Representative, and the Representative represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an "issuer free writing prospectus," as defined in Rule 433, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the Commission; provided, however, prior to the preparation of the final term sheet in accordance with
      Section 5(a), the Underwriters are authorized to use the information with respect to the final terms of the Securities in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rule 164 and Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

            (k) If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or Final Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

            (l) The registration statement relating to the Securities is an "automatic shelf registration statement," as defined in Rule 405, that initially became effective within three years of the date hereof. If immediately prior to the third anniversary (the "Renewal Deadline") of the initial Effective Date of the automatic shelf registration statement relating to the Securities, any of the Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representative. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representative, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement relating to the Securities shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

            (m) The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representative, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representative of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the registration statement relating to the Securities shall include such new registration statement or post-effective amendment, as the case may be.

            (n) The Company shall pay or have paid the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

            (o) The Company has not distributed, and will not distribute or authorize or permit any person acting on its behalf to, prior to the later of the Closing Time and the termination of the Underwriters' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than (A) the Registration Statement, (B) the Basic Prospectus, (C) any preliminary prospectus, (D) the Final Prospectus, (E) any Issuer Free Writing Prospectus reviewed and consented to by the Representative pursuant to this Agreement or (F) any free writing prospectus that the Company and the Representative agree to treat as part of the Disclosure Package.

            (p) The Company will use its best efforts to effect the listing of the Securities, prior to the Closing Date, on the New York Stock Exchange.

            (q) The Company agrees not to, and to ensure that no "affiliate" (as defined in Rule 501(b) of the Act) of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that would be integrated with the sale of the Securities.

            (r) The Company agrees to comply with the representation letter of the Company to DTC relating to the approval of the Securities by DTC for "book entry" transfer.

            (s) For so long as the Underwriter shall hold any of the Securities, the Company agrees to furnish to the Underwriter copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

            6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities, as applicable, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Applicable Time, the Closing Date and each Date of Delivery, as applicable, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

            (a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) under the Act; all filings (including, without limitation, the Final Term Sheet) required by Rule 433 under the Act shall have been made, and no such filings shall have been made without the consent of the Representative (which consent shall not have been unreasonably withheld); and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Final Prospectus of any Issuer Free Writing Prospectus shall have been issued, and no proceedings or examination for such purpose shall have been instituted.

            (b) The Company shall have requested and caused:

                  (I) Sidley Austin LLP, counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and each Date of Delivery, as applicable, and addressed to the Representative, to the effect that:

                     (i) each of the Subsidiary Guarantors listed in Schedule IV hereto (which are those Subsidiary Guarantors organized or formed under the laws of the State of Delaware, Maryland or New York) (the "DMNY Subsidiary Guarantors") has been duly incorporated or otherwise formed and is validly existing in good standing under the laws of the jurisdiction in which it is incorporated or formed, with full corporate, partnership or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus;

                     (ii) (A) the Indenture has been duly authorized, executed
              and delivered by each DMNY Subsidiary Guarantor, has been duly qualified under the Trust Indenture Act, and (assuming the due authorization, execution and delivery thereof by the Company and each Subsidiary Guarantor (other than the DMNY Subsidiary Guarantors) and by the Trustee) constitutes a legal, valid and binding instrument enforceable against the Company and each Subsidiary Guarantor in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and (B) assuming the Securities have been duly authorized, the Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and (C) the Guarantees to which the DMNY Subsidiary Guarantors are a party have been duly and validly authorized by the DMNY Subsidiary Guarantors and, assuming the Guarantees to which the non-DMNY Subsidiary Guarantors are a party have been duly authorized, the Guarantees, when executed and authenticated in accordance with the provisions of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Company and each Subsidiary Guarantor (other than the DMNY Subsidiary Gurantors)) and when endorsed on the Securities in the manner provided in the Indenture, will constitute legal, valid and binding obligations of the Subsidiary Guarantors enforceable against each Subsidiary Guarantor party thereto in accordance with its terms and entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditor' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and (D) the statements set forth under the heading "Description of Senior Notes" in the Final Prospectus, insofar as such statements purport to summarize legal matters, agreements, documents or proceedings discussed therein, have been reviewed by such counsel and are correct in all material respects;

                     (iii) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Disclosure Package and the Final Prospectus;

                     (iv) the Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Disclosure Package and the Final Prospectus (other than any document filed pursuant to the Exchange Act and incorporated or deemed to be incorporated by reference in the Final Prospectus and other than the financial statements and other financial or statistical data contained therein, in each case as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Trust Indenture Act and the respective rules thereunder;

                     (v) the Company is not and, after giving effect to the
              offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended;

                     (vi) the DMNY Subsidiary Guarantors have all requisite
              corporate, partnership or limited liability company power and authority, the DMNY Guarantors have taken all requisite corporate, partnership and limited liability company action, and the Company and the DMNY Subsidiary Guarantors have received all governmental, judicial and other authorizations, approvals and orders which, to the knowledge of such counsel, are applicable to the Company and any DMNY Subsidiary Guarantor, necessary to enter into and perform this Agreement, the Indenture, the Securities, and the Guarantees;

                     (vii) no consent, approval, authorization, filing with or
              order of any court or governmental agency or body is required in connection with the execution and delivery of this Agreement by the Company or any Subsidiary Guarantors and the performance of the obligations hereunder, or under the Indenture, the Securities or the Guarantees, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement, the Disclosure Package and in the Final Prospectus and such other approvals as have already been obtained;

                     (viii) neither the execution and delivery of the Indenture, this Agreement, the issue and sale of the Securities, and in the case of the Subsidiary Guarantors, the Guarantees, nor the consummation of any other of the transactions herein or therein contemplated nor the fulfillment of the terms hereof or thereof will, to the knowledge of such counsel, conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the DMNY Subsidiary Guarantors pursuant to, (i) the charter or by-laws of the Company or the DMNY Subsidiary Guarantors, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiaries is a party or bound or to which its or their property is subject, which is filed or incorporated by reference as an exhibit to the Registration Statement (including any such agreement or other instrument filed as an exhibit to any report filed by the Company or any Subsidiary Guarantor with the Securities and Exchange Commission since the date of filing of the Registration Statement), or (iii) any statute, law, rule, regulation, or any judgment, order or decree of which such counsel is aware, applicable to the Company or the DMNY Subsidiary Guarantors of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties, except in the case of clause (ii) or (iii) for breaches, violations or imposition of liens which are not material to the operations of the Company and its subsidiaries taken as a whole or to the execution, delivery and performance of the Underwriting Agreement, the Indenture, the Securities and the Guarantees or the consummation of the transactions contemplated herein or therein;

                     (ix) to the knowledge of such counsel, no holders of
              securities of the Company have rights to the registration of such securities under the Registration Statement;

                     (x) to the knowledge of such counsel, there are no
              contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Disclosure Package and the Final Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto;

                     (xi) the Securities, the Guarantees and the Indenture
              conform in all material respects to the descriptions thereof contained or incorporated by reference in the Disclosure Package and the Final Prospectus;

                     (xii) each document filed pursuant to the Exchange Act
              (other than the financial statements and supporting schedule and other financial or statistical data included or incorporated by reference therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Final Prospectus complied when so filed as to form in all material respects with the Exchange Act; and

                     (xiii) neither the consummation of the transactions
              contemplated by this Agreement or the Indenture nor the sale, issuance, execution or delivery of the Securities will violate Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System, assuming the proceeds of the sale of the Securities are utilized as described in the Disclosure Package and the Final Prospectus.

              Such counsel shall also state that no fact has come to their attention that causes them to believe that (i) the Registration Statement or any amendment thereto, including the Rule 430A Information (except for financial statements and schedules and other financial or statistical data included therein or omitted therefrom, as to which such counsel expresses no belief and makes no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein not misleading, (ii) the Final Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial or statistical data included therein or omitted therefrom, as to which such counsel expresses no belief and makes no statement), at the time the Final Prospectus was issued, at the time any such amended or supplemented Final Prospectus was issued or at the Closing Date or any Date of Delivery, as applicable, included or includes an untrue statement of a material fact of omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
       (iii) the documents included in the Disclosure Package (other than the financial statements and schedules and other financial or statistical data included therein or omitted therefrom, as to which such counsel expresses no belief and makes no statement), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statement therein, in the light of circumstances under which they were made, not misleading. With respect to statements contained in the Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

       In rendering such opinion, such counsel (A) may limit their opinion to the Federal laws of the United States, the laws of the State of New York, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware and the General Corporation Law of the State of Maryland and (B) may rely as to matters of fact, to the extent they deem proper, on certificates of officers of the Company or any Subsidiary Guarantors and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date or any Date of Delivery, as applicable.

              (II) Foley & Lardner LLP, special counsel for the Company, to have furnished the Representative their opinion, dated the Closing Date and each Date of Delivery, as applicable, and addressed to the Representative to the effect that:

                  (i) each of the Company and the Subsidiary Guarantors other than the DMNY Subsidiary Guarantors (the "Remaining Subsidiary Guarantors") has been duly incorporated or otherwise formed and is validly existing in good standing under the laws of the jurisdiction in which it incorporated or formed, with full corporate, partnership or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus;

                  (ii) the issuance of the Securities is not subject to
            preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company or under any document filed as an exhibit to the Company's Form 10-K as filed with the Commission for the fiscal year ended December 31, 2005;

                  (iii) (A) the Indenture has been duly authorized, executed and delivered by the Company and each Remaining Subsidiary Guarantor; and (B) the Securities have been duly authorized; and (C) the Guarantees to which the Remaining Subsidiary Guarantors are a party have been duly and validly authorized by the Remaining Subsidiary Guarantors;

                  (iv) the statements included in the Final Prospectus under the heading "Description of Capital Stock," insofar as such statements purport to summarize legal matters, agreements, documents or proceedings discussed therein, have been reviewed by such counsel and are correct in all material respects;

                  (v) this Agreement has been duly authorized, executed and
            delivered by the Company;

                  (vi) the Company and the Remaining Subsidiary Guarantors have all requisite corporate, partnership or limited liability company power and authority, have taken all requisite corporate, partnership and limited liability company action, and have received and are in compliance with all governmental and judicial authorizations, approvals and orders which, to the actual knowledge of such counsel, are applicable to the Company and any Remaining Subsidiary Guarantor, necessary to enter into and perform this Agreement, the Indenture, the Securities, and the Guarantees; and

                  (vii) no consent, approval, authorization, filing with or
            order of any court or governmental agency or body under the laws of the States of Arizona, Florida, Michigan, Minnesota, Nevada and Texas is required in connection with the execution and delivery of this Agreement by the Company or any Remaining Subsidiary Guarantor, the performance of the obligations hereunder, or under the Indenture, the Securities, and the Guarantees, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement, the Disclosure Package and in the Final Prospectus and such other approvals as have already been obtained.

      In rendering such opinion, such counsel may (A) limit their opinion to the laws of the States of Arizona, Florida, Michigan, Minnesota, Nevada and Texas, and (B) as to matters of fact, to the extent they deem proper, rely on certificates of responsible officers of the Company and each of the Subsidiary Guarantors and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date or any Date of Delivery, as applicable.

            (c) The Representative shall have received from Mayer, Brown, Rowe & Maw LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and each Date of Delivery, as applicable, and addressed to the Representative, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (d) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date and each Date of Delivery, as applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

                  (i) the representations and warranties of the Company in this
            Agreement are true and correct on and as of the Closing Date or the Date of Delivery, as applicable, with the same effect as if made on the Closing Date or such Date of Delivery and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or such Date of Delivery;

                  (ii) no stop order suspending the effectiveness of the
            Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                  (iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

            (e) At the Applicable Time, on the Closing Date and on each Date of Delivery, the Company shall have requested and caused Ernst & Young LLP to furnish to the Representative one or more letters, dated respectively as of the Applicable Time, as of the Closing Date and as of each Date of Delivery, in form and substance satisfactory to the Representative, of the type described in AICPA Statement on Auditing Standards No. 72. References to the Final Prospectus in this Section 6(e) include any amendment or supplement thereto at the date of the applicable letter.

            (f) Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package (exclusive of any supplement thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or
      (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

            (g) Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given or announcement made of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

            (h) The Securities shall be eligible for clearance and settlement through The Depositary Trust Company.

            (i) On the Closing Date and as of each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

            (j) The sale of the Securities hereunder shall not be enjoined (temporarily or permanently), in whole or in part, on the Closing Date or on any Date of Delivery.

            (k) Subsequent to the date of the most recent financial statements in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Disclosure Package and the Final Prospectus or contemplated hereby or thereby, neither the Company nor any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent not in the ordinary course of business that are material to the Company and its subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or other) or results of operations or prospects of the Company, taken as a whole, and there shall not have been any adverse change in the capital stock or long-term indebtedness of the Company or any of its subsidiaries that is material to the business, condition (financial or other) or results of operations or prospects of the Company and its subsidiaries, taken as a whole.

            (l) On the Closing Date and on each Date of Delivery, the Securities shall be rated at least Baa3 by Moody's Investor's Service Inc. and BBB-by Standard & Poor's Corporation, and the Company shall have delivered to the Underwriters a letter, dated the Closing Date or the Date of Delivery, as applicable, from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Securities have such ratings; and since the date hereof, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

            (m) Subsequent to the date of the most recent financial statements in the Disclosure Package and the Final Prospectus and except as stated therein (exclusive of any amendment or supplement thereto after the date hereof), the conduct of the business and operations of the Company shall not have been interfered with by strike, fire, flood, hurricane, accident or other calamity (whether or not insured) or by any court or governmental action, order or decree, and the properties of the Company shall not have sustained any loss or damage (whether or not insured) as a result of any such occurrence, except any such interference, loss or damage which would not, individually or in the aggregate, have a Material Adverse Effect.

            (n) Each of the Company and the Trustee shall have entered into the Indenture, and each of the Subsidiary Guarantors shall have entered into the Guarantees, in each case in form and substance satisfactory to the Representative and counsel to the Underwriters.

            (o) Prior to the Closing Date or any Date of Delivery, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

      If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date or the Date of Delivery, as applicable, by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

      The documents required to be delivered by this Section 6 shall be delivered at the office of Mayer, Brown, Rowe & Maw LLP, counsel for the Underwriters, at 1675 Broadway, New York, New York 10019, on the Closing Date or the Date of Delivery, as applicable.

            7. Payment of Expenses. Whether or not the offering of the Securities or any of the transactions contemplated in this Agreement or the Disclosure Package and Final Prospectus are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incidental to and in connection with: (A) the preparation, printing, filing and distribution of the Registration Statement, the Disclosure Package, any Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the documents related to the offering of the Securities, (C) the preparation, issuance and delivery of the Securities, (D) the qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the fees and disbursements of the Underwriter's counsel relating to such registration or qualification) and (E) furnishing such copies of the Registration Statement, the Disclosure Package, any Preliminary Prospectus and the Final Prospectus, and all amendments and supplements thereto, as may reasonably be requested for use by the Underwriters, (ii) all reasonable fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company, (iii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC for "book-entry" transfer, (iv) all fees charged by rating agencies in connection with the rating of the Securities, (v) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee,
(vi) all fees, disbursements and out-of-pocket expenses incurred by the Underwriters in connection with its services to be rendered hereunder including, without limitation, travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses and other customary expenditures, but not including the fees and disbursements of Mayer, Brown, Rowe & Maw LLP, counsel to the Underwriters, (vii) the fees of the National Association of Securities Dealers, Inc. (the "NASD") in connection with its review of the Offering, if any, (viii) fees, if any, relating to the registration of the Securities under the Exchange Act and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

            8. Indemnification and Contribution. (a) The Company and the Subsidiary Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, any Preliminary Final Prospectus, the Final Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, (B) any "issuer information" used or referred to in any "free writing prospectus" (as defined in Rule 405 under the Act) used or referred to by the Underwriter, (C) any "road show" (as defined in Rule 433 under the Act) not constituting an Issuer Free Writing Prospectus or (D) any blue sky application or other document prepared or executed by the Company or any Subsidiary Guarantor (or based upon an written information furnished by the Company or any Subsidiary Guarantor) specifically for the purpose of qualifying any or all of the notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"); or arise out of or are based upon the omission or alleged omission to state in any such documents a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

            (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, (ii) under the heading "Underwriting" (a) the list of Underwriters and their respective participation in the sale of the Securities,
(b) the sentences related to concessions and reallowances and (c) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the

Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

            (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

            (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Subsidiary Guarantors and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, the Subsidiary Guarantors and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Subsidiary Guarantors and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Subsidiary Guarantors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Subsidiary Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Subsidiary Guarantors on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Subsidiary Guarantors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

            9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date or the Date of Delivery, as applicable, shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

            10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) there shall have occurred a material disruption in clearance or settlement systems in the United States, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any material adverse change in the financial markets in the United States or the markets for investment grade securities in the United States outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any amendment or supplement thereto).

            11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

            12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm's-length commercial transaction between the Company on the one hand, and the Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriters are and have been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party,
(c) the Underwriters have not assumed nor will they assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company or any of its affiliates on other matters) and the Underwriters do not have any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

            13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to Wachovia Capital Markets, LLC (fax: (704) 383-0661) and confirmed to it at One Wachovia Center, DC-7, 301 South College Street, Charlotte, NC 28288-0602, Attention: Debt Capital Markets (tel: (704) 715-8305) or, if sent to the Company, will be mailed, delivered or telefaxed to Pulte Homes, Inc. (fax: (248) 433-4598) and confirmed to it at (248) 647-2750, attention of the Legal Department.

            14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

            15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

            16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

            17. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

            18. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

            "Act" shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

            "Applicable Time" shall mean the time when sales of the Securities were first made on the date of this Agreement.

            "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

            "Commission" shall mean the Securities and Exchange Commission.

            "Disclosure Package" shall mean collectively, (i) the most recent preliminary prospectus, (ii) the final term sheet required to be filed with the Commission pursuant to Rule 433(d) under Section 5(a) of this Agreement, (iii) the Issuer Free Writing Prospectuses, if any, identified on Schedule V hereto and (iv) any other Free Writing

      Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

            "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective under the Act.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Final Prospectus" shall mean the Final Prospectus Supplement, together with the Basic Prospectus.

            "Final Prospectus Supplement" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Applicable Time, together with the Basic Prospectus.

            "Free Writing Prospectus" shall mean a free writing prospectus, as defined in Rule 405 under the Act.

            "Issuer Free Writing Prospectus" shall mean any "issuer free writing prospectus," as defined in Rule 433 under the Act.

            "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

            "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Applicable Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date or prior to any Date of Delivery, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

            "Rule 163", "Rule 164", "Rule 172", "Rule 401", "Rule 405", "Rule
      415", "Rule 424", "Rule 430A", "Rule 433" and "Rule 462" refer to such rules under the Act.

            "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

            "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

            "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the parties hereto.

                                    Very truly yours,

                                    PULTE HOMES, INC.

                                    By: /s/ Steven M. Cook
                                        ------------------------------------
                                         Name:  Steven M. Cook
                                         Title: Vice President, General Counsel
                                                and Secretary

                                    By: /s/ Steven M. Cook
                                        ----------------------------------------
                                         Name:  Steven M. Cook
                                         Title: Vice President, General Counsel
                                                and Secretary

                                    On behalf of the several Subsidiary
                                    Guarantors named in Schedule III to the
                                    foregoing Agreement and identified with an asterisk*.

                                    By: /s/ Bruce E. Robinson
                                        ----------------------------------------
                                         Name:  Bruce E. Robinson
                                         Title: Vice President, Treasurer
                                                and Secretary

                                    On behalf of the several Subsidiary
                                    Guarantors named in Schedule III to the
                                    foregoing Agreement and identified with two asterisks**.

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

Wachovia Capital Markets, LLC

By: /s/ Jim Stenson
    --------------------------
Name:  Jim Stenson
Title: Managing Director

For itself and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

                                   SCHEDULE I

Underwriting Agreement dated May 10, 2006

Registration Statement No. 333-133876

Representative & Book-Running Manager:  Wachovia Capital Markets, LLC

Co-Managers:

      Citigroup Global Markets, Inc.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated

      UBS Securities LLC

Title, Purchase Price and Description of 2046 Senior Notes:

      Title: 7.375% Senior Notes due 2046

      Principal Amount of Initial Securities: $150,000,000

      Principal Amount of Option Securities: $22,500,000

      Purchase Price of Initial Securities (include accrued interest or amortization, if any): $145,275,000

      Sinking fund provisions: None

      Redemption provisions: See Final Prospectus or Disclosure Package

      Other provisions: See Final Prospectus or Disclosure Package

Closing Date, Time and Location for the Initial Securities:

                    May 17, 2006, at 10:00 a.m. at the offices of Sidley Austin LLP, counsel to the Company, at One South Dearborn
                    Street, Chicago, Illinois 60603

Type of Offering:  Rule 415

Date referred to in Section 5(f) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representative(s): 30 days after the Applicable Time

Modification of items to be covered by the letter from Ernst & Young LLP, delivered pursuant to Section 6(e) at the Applicable Time: None

                                                     SCHEDULE II
                                                                                                        Maximum
                                                                           Number of Initial       Number of Option
                                                                              Securities               Securities
Underwriters                                                                  to be Sold               to be Sold
------------                                                             --------------------    --------------------
Wachovia Capital Markets, LLC........................................            $ 36,150,000             $ 5,422,500
Citigroup Global Markets, Inc........................................            $ 35,250,000             $ 5,287,500
Merrill Lynch, Pierce, Fenner & Smith Incorporated...................            $ 35,250,000             $ 5,287,500
UBS Securities LLC...................................................            $ 35,250,000             $ 5,287,500
Banc of America Securities LLC.......................................            $    900,000             $   135,000
Barclays Capital Inc.................................................            $    900,000             $   135,000
BNP Paribas Securities Corp..........................................            $    900,000             $   135,000
Comerica Securities Inc..............................................            $    900,000             $   135,000
Deutsche Bank Securities Inc.........................................            $    900,000             $   135,000
Fifth Third Securities, Inc..........................................            $    900,000             $   135,000
J.P. Morgan Securities Inc...........................................            $    900,000             $   135,000
LaSalle Financial Services, Inc......................................            $    900,000             $   135,000
SunTrust Capital Markets, Inc........................................            $    900,000             $   135,000

         Total.......................................................            $150,000,000             $22,500,000

                                  SCHEDULE III

List of Subsidiary Guarantors

AMERICAN TITLE OF THE PALM BEACHES CORPORATION**
ANTHEM ARIZONA L.L.C.**
ASSET FIVE CORP.**
ASSET SEVEN CORP.**
CARR'S GRANT, L.L.C.**
DEL E. WEBB FOOTHILLS CORPORATION**
DEL WEBB CALIFORNIA CORP.**
DEL WEBB COMMUNITIES, INC.**
DEL WEBB COMMUNITIES OF ILLINOIS, INC. (formerly known as Bellasera Corp.)** DEL WEBB CORPORATION**
DEL WEBB GOLF CORP.**
DEL WEBB HOME CONSTRUCTION, INC.**
DEL WEBB LIMITED HOLDING CO.**
DEL WEBB SOUTHWEST CO.**
DEL WEBB TEXAS LIMITED PARTNERSHIP**
DEL WEBB'S COVENTRY HOMES CONSTRUCTION CO.**
DEL WEBB'S COVENTRY HOMES, INC.**
DEL WEBB'S COVENTRY HOMES OF NEVADA, INC.**
DEL WEBB'S SPRUCE CREEK COMMUNITIES, INC.**
DEL WEBB'S SUNFLOWER OF TUCSON, INC.**
DEVTEX LAND, L.P.**
DIVOSTA BUILDING CORPORATION**
DIVOSTA HOMES, L.P.**
DIVOSTA HOME SALES, INC. (formerly known as DiVosta Homes, Inc.)**
FLORIDA BUILDING PRODUCTS, LLC**
HARRISON HILLS, LLC**
ISLAND WALK DEVELOPMENT COMPANY**
PB VENTURE L.L.C.*
PBW CORPORATION**
PC/BRE DEVELOPMENT L.L.C.*
PC/BRE SPRINGFIELD L.L.C.*
PC/BRE VENTURE L.L.C.*
PC/BRE WHITNEY OAKS L.L.C.*
PC/BRE WINFIELD L.L.C.*
PH1 CORPORATION*
PH2 CORPORATION*
PH3 CORPORATION**
PH4 CORPORATION**
PHT BUILDING MATERIALS LIMITED PARTNERSHIP**
PN I, INC.**
PN II, INC.**
PULTE BUILDING SYSTEMS HOLDING COMPANY LLC**

PULTE COMMUNITIES NJ, LIMITED PARTNERSHIP**
PULTE DEVELOPMENT CORPORATION**
PULTE HOME CORPORATION**
PULTE HOME CORPORATION OF THE DELAWARE VALLEY**
PULTE HOMES OF GREATER KANSAS CITY, INC.**
PULTE HOMES OF MICHIGAN LLC**
PULTE HOMES OF MICHIGAN I LIMITED PARTNERSHIP**
PULTE HOMES OF MINNESOTA CORPORATION**
PULTE HOMES OF NEW ENGLAND LLC**
PULTE HOMES OF NEW MEXICO, INC.**
PULTE HOMES OF NEW YORK, INC.**
PULTE HOMES OF NJ, LIMITED PARTNERSHIP**
PULTE HOMES OF OHIO LLC**
PULTE HOMES OF PA, LIMITED PARTNERSHIP**
PULTE HOMES OF TEXAS, L.P.**
PULTE HOMES TENNESSEE LIMITED PARTNERSHIP**
PULTE-IN CORPORATION**
PULTE LAND COMPANY, LLC**
PULTE LAND DEVELOPMENT CORPORATION**
PULTE LIFESTYLE COMMUNITIES, INC.**
PULTE MICHIGAN HOLDINGS CORPORATION**
PULTE MICHIGAN SERVICES, LLC**
PULTE PAYROLL CORPORATION**
PULTE REALTY CORPORATION**
RADNOR HOMES, INC.**
RIVERWALK OF THE PALM BEACHES DEVELOPMENT COMPANY, INC.**
RN ACQUISITION 2 CORP.**
TERRAVITA CORP.**
TERRAVITA HOME CONSTRUCTION CO.**
WIL CORPORATION**
WILBEN, LLLP**

                                   SCHEDULE IV

                                                         State of
DMNY Subsidiary Guarantor                                Organization
-------------------------                                -------------
Del Webb Corporation                                     Delaware

DiVosta Homes, L.P.                                      Delaware

Harrison Hills, LLC                                      Maryland

PC/BRE Development L.L.C.                                Delaware

PC/BRE Springfield L.L.C.                                Delaware

PC/BRE Venture L.L.C.                                    Delaware

PC/BRE Whitney Oaks L.L.C.                               Delaware

PC/BRE Winfield L.L.C.                                   Delaware

Wilben, LLLP                                             Maryland